THIRD AMENDMENT TO LEASE AGREEMENT


               This Third Amendment to Lease Agreement (this "Third Amendment") is entered into as of the 12th day of June, 1995, by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation ("Landlord") and American Hallmark Insurance Company of Texas, a Texas corporation ("Tenant").

               WHEREAS, Landlord and Tenant have executed that certain Lease Agreement dated September 12, 1994, whereby Tenant leased 16,526 square feet of rentable area on the ninth (9th) floor of the building known as The Princeton, Dallas, Texas (each capitzlized term used but not defined herein shall have the meaning assigned to such term in the Lease);

               WHEREAS, the Lease Agreement was modified by that certain First Amendment of Lease (the "First Amendment") dated October 10, 1994, and the Second Amendment to Office Lease Agreement (the "Second Amendment") dated May 25, 1995 (such Office Lease Agreement, as amended, herein called the "Lease");

               NOW, THEREFORE, in consideration of the premises and the mutual covenants between parties, Landlord and Tenant hereby agree as follows:

          1. Effective June 15, 1995, Tenant shall occupy Suite 328B, containing approximately 756 rentable square feet, as described on Exhibit "A-3" (the "Storage Premises") located on the third floor in Suite 328 under the following conditions.

               A) Tenant shall pay Landlord $8.00 per rentable square foot or $504.00 per month rental for Storage Premises in addition to its base monthly rental for its office lease space.

               B) The occupancy term for the Storage Premises only shall be on a month-to-month basis. Both Landlord and Tenant each have the right to give thirty (30) days prior written notice to the other party to cancel the leasing of the aforementioned Storage Premises.

               C) The Storage Premises will be used as a storage facility only and is accepted in an "as is" condition.

          2. Landlord and Landlord's agents have made no representations or promises, express or implied, in connection with the Storage Premises or the Third Amendment except as expressly set forth herein.

          3. This Third Amendment, together with the Second Amendment, the First Amendment and the Lease, contain all of the agreements of the parties hereto with respect to any matter covered or mentioned in the Third Amendment or the Lease, and no prior agreement, understanding or representation pertaining to any such matter shall be effective for any purpose.

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          IN WITNESS WHEREOF, the parties  have executed this Amendment  as of the date first above written.

          LANDLORD:                          TENANT:

          The Prudential Insurance Company   American Hallmark Insurance
          Of America, a New Jersey corporation    Company of Texas

          BY:  Fults Realty Corporation, its
               duly authorized agent

          By:                                     By:
          Name:                                   Name:
          Title:                                  Title: